Exhibit 99.1

Filed by Chemical Financial Corporation
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Talmer Bancorp, Inc.
Commission File Number: 001-36308